UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 703-6904

8080 N. Central Expressway, Suite 210, LB-59

Dallas, TX 75206-18957

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

The Renn Fund, Inc.

(the “Fund”)

Effective December 8, 2022 at the close of the meeting of the Board of Directors for the Fund (“Board Meeting”), Herbert Chain resigned as Director of the Fund and all of its committees.

Also at the December 8, 2022 Board Meeting, based on the recommendation of the Nominative and Corporate Governance Committee, the Board approved Doug Cohen as a Director who shall fulfill the position previously occupied by Herbert Chain. The Board also approved Doug Cohen as a member of the Nominating and Corporate Governance Committee, Audit Committee and appointed him as the Audit Committee Financial Expert for the Fund, as that term is defined on Form N-CSR pursuant to the Sarbanes-Oxley Act of 2022.

Douglas Cohen is a CPA previously employed at Sunrise Credit Services, Inc. from 2005 until December of 2021.  Prior to Sunrise Credit Services, Mr. Cohen was employed by Wagner & Zwerman, LLP and Leon D. Alpern & Co. Mr. Cohen is a Director for the Kinetics Mutual Funds, Inc., where he also serves as the Chairman of the Audit Committee and a member of the Pricing Committee. Mr. Cohen received a Bachelor of Business Economics and Accounting in 1984 from the State University of New York at Oneonta.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date: December 14, 2022	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President, Chief Compliance Officer